UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2016

THE DAVEY TREE EXPERT COMPANY
(Exact name of registrant as specified in its charter)

Ohio	000-11917	34-0176110
(State or other jurisdiction of incorporation)	(Commission File Number)	(Employer Identification Number)

1500 North Mantua Street
P.O. Box 5193
Kent, Ohio 44240
(Address of principal executive offices) (Zip Code)

(330) 673-9511
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Retirement of Principal Accounting Officer
On September 16, 2016, Nicholas R. Sucic, Vice President and Controller, principal accounting officer, informed The Davey Tree Expert Company of his decision to retire from the Company effective December 31, 2016.
In connection with his announced retirement, Mr. Sucic relinquished his responsibilities as principal accounting officer effective as of September 16, 2016.
Mr. Sucic will remain employed with the Company as Senior Vice President, Accounting and Finance, assisting with the planned transition of his responsibilities and as succession advisor until his planned retirement date. Mr. Sucic has served as the principal accounting officer since 2001.
Appointment of Principal Accounting Officer
On the same day, in connection with Mr. Sucic’ retirement plan described above, the Company announced the appointment of Thea R. Sears as Controller, principal accounting officer.
Ms. Sears (age 48), an executive officer of the Company, was elected Assistant Controller in May 2010, and previously served as Manager of Financial Accounting, having been appointed in April 1998.  Prior to that time, she served as Supervisor of Financial Accounting, having been appointed in September 1995.  During her tenure with Davey Tree, Ms. Sears’ responsibilities have included a variety of roles in financial reporting, managerial reporting and operations accounting. Ms. Sears joined the Company in 1993. She is a certified public accountant.
Ms. Sears was not selected to serve as Controller of the Company pursuant to any arrangement or understanding with any other person, and she has no reportable transactions under Item 404(a) of Regulation S-K.
A copy of the press release announcing Mr. Sucic’ retirement and Ms. Sears’ appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit Description

99.1	Press release (“Nicholas Sucic to Retire after 15 Years of Distinguished Service; Thea Sears named Controller of The Davey Tree Expert Company”), dated September 21, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DAVEY TREE EXPERT COMPANY

By:	/s/ Joseph R. Paul
Joseph R. Paul, Executive Vice President,
Chief Financial Officer and Secretary

Date: September 21, 2016

Exhibit No.	Exhibit Description

99.1	Press release (“Nicholas Sucic to Retire after 15 Years of Distinguished Service; Thea Sears named Controller of The Davey Tree Expert Company”), dated September 21, 2016.

Kent, Ohio	Exhibit 99.1

Nicholas Sucic to Retire after 15 Years of Distinguished Service;
Thea Sears named Controller of The Davey Tree Expert Company
The Davey Tree Expert Company announced today that, after a 46-year career as an accounting and financial professional, Nicholas R. Sucic, Vice President and Controller, has informed the Company of his decision to retire from the Company effective December 31, 2016.
In connection with his retirement, Mr. Sucic has stepped-down as the principal accounting officer effective as of September 16, 2016. Mr. Sucic will remain employed with the Company as Senior Vice President, Accounting and Finance, assisting with the planned transition of his responsibilities and as succession advisor until his planned retirement date.
“Nick Sucic has served Davey Tree with distinction over the last 15 years and has made valuable contributions to the Company, including financial and managerial reporting, designing and implementing internal controls, and acquisition activities. The Company had benefited significantly from Nick’s financial expertise, business knowledge of our employee-owned company and commitment to the development of talent,” said Karl Warnke, Davey Tree Chairman and CEO.
“I am also pleased to announce that Thea Sears will be our next Controller. Thea’s promotion is a testament to Davey Tree’s commitment to building a strong and deeply-talented accounting and financial reporting team,” Warnke said. “She is ideally suited for her new role.”
As Assistant Controller, Ms. Sears has played a key leadership role in the development of processes and systems. In her role as Controller, she will lead all aspects of accounting and financial reporting and strong internal controls over financial reporting, and provide accountability for accounting and financial leadership across the Company. Davey Tree is the 13th largest employee-owned company in the U.S. and the largest in Ohio.
Thea R. Sears, an executive officer of the Company, was elected Assistant Controller in May 2010, and previously served as Manager of Financial Accounting, having been appointed in April 1998.  Prior to that time, she served as Supervisor of Financial Accounting, having been appointed in September 1995.  During her tenure with Davey Tree, Ms. Sears’ responsibilities have included a variety of roles in financial reporting, managerial reporting and operations accounting. Ms. Sears joined the Company in 1993. She is a certified public accountant.
Davey Tree
The Davey Tree Expert Company’s more than 8,600 employees provide tree care, grounds maintenance and environmental consulting services for the residential, utility, commercial and government markets throughout the U.S. and Canada. Davey has provided Proven Solutions for a Growing World since 1880 and has been employee-owned for 37 years. For more information, visit www.davey.com.

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